UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 8, 2021

RELMADA THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-39082	45-5401931
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2222 Ponce de Leon Blvd., Floor 3 Coral Gables, FL	33134
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (786) 629-1376

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common stock, $0.001 par value per share	RLMD	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On December 8, 2021, Relmada Therapeutics, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Goldman Sachs & Co. LLC and Jefferies LLC, as representatives of the several underwriters named in Schedule A thereto (collectively, the “Underwriters”), in connection with an underwritten public offering (the “Offering”) of 8,823,530 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”) issued and sold by the Company at a price to the public of $17.00 per share (with a price to the Underwriters of $15.98 per share). Pursuant to the Underwriting Agreement, the Underwriters were granted an option for a period of 30 days to purchase from the Company up to an additional 1,323,529 shares of Common Stock, at the same price per share, which was exercised in full on December 9, 2021. The Offering, including the issuance and sale of shares pursuant to the Underwriters’ exercise in full of their option to purchase additional shares, closed on December 13, 2021.

The Company estimates that the net proceeds from the offering will be approximately $161.6 million, including the proceeds from the Underwriters’ exercise of their option in full. The Offering was made pursuant to a prospectus supplement dated December 8, 2021, and an accompanying prospectus dated August 21, 2020, pursuant to a Registration Statement on Form S-3 (No. 333-245054), which was initially filed by the Company with the Securities and Exchange Commission (“SEC”) on August 12, 2020, and declared effective by the SEC on August 21, 2020.

The Underwriting Agreement contains customary representations, warranties, and agreements by the Company and customary conditions to closing, obligations of the parties, and termination provisions. Additionally, the Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, and to contribute to payments the Underwriters may be required to make because of any of those liabilities.

The foregoing description is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is attached as Exhibit 1.1 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
1.1	Underwriting Agreement, dated December 8, 2021, by and among Relmada Therapeutics, Inc. and Goldman Sachs & Co. LLC and Jefferies LLC, as representatives of the several underwriters named therein.
5.1	Opinion of Sichenzia Ross Ference LLP
23.1	Consent of Sichenzia Ross Ference LLP (contained in Exhibit 5.1 hereto)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 13, 2021	RELMADA THERAPEUTICS, INC.

	By:	/s/ Sergio Traversa
	Name:	Sergio Traversa
	Title:	Chief Executive Officer

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